EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

iCAPITAL KKR PRIVATE MARKETS FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common Shares of Beneficial Interest	457(o)	--	--	$500,000,000	.0000927	$46,350
Fees Previously Paid	--	--	--	--	--	--	--	--
				Total Offering Amount		$594,546,718		$46,350
				Total fee to Be Paid
				Total Fees Previously Paid				$46,350
				Net Fee Due				0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	iCapital KKR Private Markets Fund	N-2	333-219332	July 18, 2017		$8,764.48	Equity	Common Stock		$75,621,059.20
Fee Offset Sources	iCapital KKR Private Markets Fund	N-2	333-219332		August 22, 2017						$8,764.48

(1) A registration fee amount of $8,764.48, which represents that portion of the registration fee attributable to the unsold securities under the Registrant’s Registration Statement on Form N-2 (File No. 333-219332), filed on July 18, 2017 and declared effective on August 23, 2017, registering common stock, for a maximum aggregate offering price of $252,157,884, is being applied to offset against the registration fee currently due pursuant to Rule 457(p) under the Securities Act of 1933, as amended. The offering of unsold shares of beneficial interest under any prior registration statement will be terminated upon effectiveness.

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